Exhibit 99.1

May 28, 2014

Mr. Anthony Hayes
Spherix Inc.
6430 Rockledge Drive, Suite 503
Bethesda, MD 20817

Dear Mr. Hayes:

Effective immediately please accept my resignation as Director of Spherix Inc.  My resignation is not due to any dispute or disagreement with management.

Respectfully,

/s/ Harvey J. Kesner

     Harvey J. Kesner